Exhibit 99.1

QCR Holdings, Inc. Announces Record Net Income of $9.2 Million for the First Quarter of 2017

MOLINE, Ill., April 20, 2017 (GLOBE NEWSWIRE) -- QCR Holdings, Inc. (NASDAQ:QCRH) today announced net income of $9.2 million and diluted earnings per share (“EPS”) of $0.68 for the quarter ended March 31, 2017.  By comparison, for the quarter ended December 31, 2016, the Company reported net income of $8.5 million and diluted EPS of $0.64.  For the quarter ended March 31, 2016, the Company reported net income of $6.4 million and diluted EPS of $0.53.

“Our operating performance for the first quarter was strong,” commented Douglas M. Hultquist, President and Chief Executive Officer, “and we continue to strategize and pursue ways to improve our profitability through our ongoing key initiatives.  Our return on average assets has improved to 1.12% from 0.98%, when comparing the first quarter of 2017 to the same period of the prior year.  This is the result of strong year-over-year organic loan growth, robust growth in core deposits, reductions in wholesale borrowings, margin improvements, modest operating expense growth, and strong fee income.  Our acquisition of Community State Bank, based in Ankeny, Iowa (“CSB”) also contributed to our improved profitability.”

A new accounting pronouncement became effective on January 1, 2017 that affects the accounting for stock compensation.  In the past, the tax benefit related to stock options exercised and restricted stock awards vested was recorded directly to equity.  Effective January 1, 2017, this tax benefit is reflected as a credit to income tax expense.  This change in accounting resulted in $533 thousand of reduced income tax expense for the current quarter.

Annualized Loan and Lease Growth of 5.0% and Deposit Growth of 20.4% for First Quarter
Swap Fee Income and Gains on the Sale of Government Guaranteed Loans Total $1.1 Million for Quarter

During the first quarter of 2017, the Company’s total assets increased $79.1 million, or 2%, to a total of $3.38 billion, while total loans and leases grew $30.4 million, or 1.3%.  Loan and lease growth was funded by deposits, which increased $136.7 million, or 5.1%, in the first quarter.  Continued growth in correspondent deposits produced a majority of this increase.  This very strong deposit growth also allowed the Company to further reduce borrowings and provides liquidity for future loan and lease growth.

 “Organic loan and lease growth totaled $30.4 million for the quarter, or an annual growth rate of 5.0%,” commented Mr. Hultquist.  “While this is a slower start to the year relative to recent periods, we still aim to achieve targeted organic growth of 10-12% for the full year, assuming no major economic shifts.  We intend to grow primarily through market share increases, as customers continue to appreciate the way we do business and are attracted to our relationship-based community banking model.”

“We started the year off strong, with swap fee income and gains on the sale of government guaranteed loans totaling $1.1 million for the first quarter,” said Todd A. Gipple, Executive Vice President, Chief Operating Officer and Chief Financial Officer.  “We plan to continue executing these types of transactions, as they provide unique and beneficial solutions for our clients.  We also look forward to offering these products in the Des Moines metro market through Community State Bank.”

Net Interest Income Impacted by
Acquisition Accounting

Net interest income totaled $27.7 million for the quarter ended March 31, 2017.  By comparison, net interest income totaled $29.3 million and $20.6 million for the quarters ended December 31, 2016 and March 31, 2016, respectively.  Acquisition-related accretion (net) totaled $1.9 million for the quarter ended March 31, 2017.  By comparison, acquisition-related accretion (net) totaled $3.0 million and $45 thousand for the quarters ended December 31, 2016 and March 31, 2016, respectively.  When comparing the first quarter of 2017 to the fourth quarter of 2016, it is also important to note that the fourth quarter of 2016 included two more days, equating to roughly $615 thousand of net interest income.  Excluding acquisition-related accretion and the difference in net interest income related to the number of days in the quarter, net interest income of $26.4 million was flat for the current quarter, compared to $26.3 million for the quarter ended December 31, 2016.

“Net interest margin (excluding acquisition accounting accretion) was stable at 3.65% for the first quarter of 2017, compared to 3.64% for the fourth quarter of 2016,” stated Mr. Gipple.  “Also important to note is that loan yield (excluding loan discount accretion) was relatively flat when comparing linked quarters at 4.34% for the first quarter of 2017 and 4.35% for the fourth quarter of 2016.  Additionally, we had a successful quarter growing core deposits and while loan growth was modest, we expect to put this liquidity to work in loans and leases in order to expand core margin in future periods.”

Nonperforming Assets Flat for First Quarter

Nonperforming assets (“NPAs”) remained fairly flat in the current quarter.  The ratio of NPAs to total assets was 0.81% at March 31, 2017, which was down slightly from 0.82% at December 31, 2016 and up from 0.71% a year ago.

“While credit quality metrics remain strong in comparison to peers, we remain committed to further improving asset quality in 2017,” stated Mr. Hultquist.

The Company’s provision for loan and lease losses totaled $2.1 million for the first quarter of 2017, which was down $494 thousand from the prior quarter, and flat compared to the first quarter of 2016.  The decrease in provision in the first quarter of 2017 was primarily attributable to CSB.  As acquired loans renew, the discount associated with those loans is eliminated and the Company must establish an allowance.  This resulted in $774 thousand of provision expense in the first quarter of 2017 compared to $1.2 million of provision expense in the fourth quarter of 2016.  As of March 31, 2017, the Company’s allowance to total loans and leases was 1.32%, which was up from 1.28% at December 31, 2016 and down from 1.46% at March 31, 2016.

In accordance with generally accepted accounting principles for acquisition accounting, the loans acquired through the acquisition of CSB were recorded at market value; therefore, there was no allowance associated with CSB’s loans at acquisition.  Management continues to evaluate the allowance needed on the acquired CSB loans factoring in the net remaining discount ($8.0 million at March 31, 2017).  When factoring this remaining discount into the Company’s allowance to total loans and leases calculation, the Company’s allowance as a percentage of total loans and leases increases from 1.32% to 1.64%.

Capital Levels Remain Strong

As of March 31, 2017, the Company’s total risk-based capital ratio was 11.65%, the common equity tier 1 ratio was 9.45% and the tangible common equity to tangible assets ratio increased to 8.20%.  By comparison, these respective ratios were 11.56%, 9.41% and 8.04% as of December 31, 2016.

“As a result of solid earnings performance, capital ratios continue to be strong and we are growing tangible common equity at a steady pace,” stated Mr. Gipple.

Continued Focus on Seven Key Initiatives

The Company continues to focus on the following initiatives in an effort to improve profitability and drive increased shareholder value:

  Continue strong organic loan and lease growth to maintain loans and leases to total assets ratio in the range of 70-75%
  Continue focus on growing core deposits to maintain reliance on wholesale funding at less than 15% of assets
  Continue to focus on generating gains on sale of USDA and SBA loans, and fee income on swaps, as a significant and consistent component of core revenue
  Grow wealth management net income by 10% annually
  Carefully manage noninterest expense growth
  Maintain asset quality metrics at better than peer levels
  Participate as an acquirer in the consolidation taking place in our markets to further boost ROAA, improve efficiency ratio, and increase EPS

Conference Call Details

The Company will host an earnings call/webcast on April 21, 2017 at 9 a.m. central time.  Dial-in information for the call is toll-free 1-888-317-6016 (international 1-412-317-6016).  Participants should request to join the QCR Holdings, Inc. call. The event will be archived and available for digital replay through May 5, 2017.  The replay access information is toll-free 1-877-344-7529 (international 1-412-317-0088); access code 10104342.  A webcast of the teleconference can be accessed at the Company’s News and Events page at http://www.qcrh.com or http://services.choruscall.com/links/qcrh170421.html.  The archived audio webcast will be available until April 21, 2018.  Participants should visit the Company’s website or call in to the conference line set forth below at least 10 minutes prior to the scheduled start of the call.

About Us

QCR Holdings, Inc., headquartered in Moline, Illinois, is a relationship-driven, multi-bank holding company, which serves the Quad City, Cedar Rapids, Cedar Valley, Des Moines/Ankeny, and Rockford communities through its wholly owned subsidiary banks.  Quad City Bank & Trust Company, which is based in Bettendorf, Iowa, and commenced operations in 1994, Cedar Rapids Bank & Trust Company, which is based in Cedar Rapids, Iowa, and commenced operations in 2001, Community State Bank, which is based in Ankeny, Iowa and was acquired by the Company in 2016, and Rockford Bank & Trust Company, which is based in Rockford, Illinois, and commenced operations in 2005, provide full-service commercial and consumer banking and trust and wealth management services.  Quad City Bank & Trust Company also provides correspondent banking services.  In addition, Quad City Bank & Trust Company engages in commercial leasing through its wholly owned subsidiary, m2 Lease Funds, LLC, based in Milwaukee, Wisconsin.  Additionally, the Company serves the Waterloo/Cedar Falls, Iowa community through Community Bank & Trust, a division of Cedar Rapids Bank & Trust Company.

Special Note Concerning Forward-Looking Statements.  This document contains, and future oral and written statements of the Company and its management may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Company.  Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the Company’s management and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “predict,” “suggest,” “appear,” “plan,” “intend,” “estimate,” ”annualize,” “may,” “will,” “would,” “could,” “should” or other similar expressions.  Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events.

A number of factors, many of which are beyond the ability of the Company to control or predict, could cause actual results to differ materially from those in its forward-looking statements.  These factors include, among others, the following: (i) the strength of the local, national and international economies; (ii) the economic impact of any future terrorist threats and attacks, and the response of the United States to any such threats and attacks; (iii) changes in state and federal laws, regulations and governmental policies concerning the Company’s general business; (iv) changes in interest rates and prepayment rates of the Company’s assets; (v) increased competition in the financial services sector and the inability to attract new customers; (vi) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (vii) unexpected results of acquisitions, which may include failure to realize the anticipated benefits of the acquisition and the possibility that the transaction costs may be greater than anticipated; (viii) the loss of key executives or employees; (ix) changes in consumer spending; (x)  unexpected outcomes of existing or new litigation involving the Company; and (xi) changes in accounting policies and practices.  These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.  Additional information concerning the Company and its business, including additional factors that could materially affect the Company’s financial results, is included in the Company’s filings with the Securities and Exchange Commission.

QCR HOLDINGS, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS
(Unaudited)

	As of
	March 31,	December 31,	September 30,	June 30,	March 31,
	2017	2016	2016	2016	2016

	(dollars in thousands)

CONDENSED BALANCE SHEET

Cash and due from banks	$56,326	$70,570	$61,213	$49,581	$44,931
Federal funds sold and interest-bearing deposits	173,219	86,206	96,047	68,432	57,229
Securities	557,646	574,022	564,930	510,959	537,317
Net loans/leases	2,403,791	2,374,730	2,331,774	1,894,676	1,846,428
Core deposit intangible	7,150	7,381	7,614	1,372	1,422
Goodwill	13,111	13,111	13,632	3,223	3,223
Other assets	169,770	175,924	205,776	155,191	150,123
Total assets	$3,381,013	$3,301,944	$3,280,986	$2,683,434	$2,640,673

Total deposits	$2,805,931	$2,669,261	$2,594,913	$1,973,594	$1,989,573
Total borrowings	231,534	290,952	312,104	381,874	347,901
Other liabilities	47,708	55,690	93,112	52,849	68,056
Total stockholders' equity	295,840	286,041	280,857	275,117	235,143
Total liabilities and stockholders' equity	$3,381,013	$3,301,944	$3,280,986	$2,683,434	$2,640,673

ANALYSIS OF LOAN PORTFOLIO
Loan/lease mix:
Commercial and industrial loans	$851,578	$827,637	$804,308	$706,261	$682,057
Commercial real estate loans	1,106,842	1,093,459	1,070,305	784,379	766,159
Direct financing leases	159,368	165,419	166,924	169,928	172,774
Residential real estate loans	231,326	229,233	229,081	180,482	173,096
Installment and other consumer loans	78,771	81,666	81,918	73,658	71,842
Deferred loan/lease origination costs, net of fees	7,965	8,073	8,065	8,065	7,895
Total loans/leases	$2,435,850	$2,405,487	$2,360,601	$1,922,773	$1,873,823
Less allowance for estimated losses on loans/leases	32,059	30,757	28,827	28,097	27,395
Net loans/leases	$2,403,791	$2,374,730	$2,331,774	$1,894,676	$1,846,428

ANALYSIS OF SECURITIES PORTFOLIO
Securities mix:
U.S. government sponsored agency securities	$47,556	$46,084	$67,885	$88,321	$132,742
Municipal securities	356,776	374,463	360,330	302,689	285,009
Residential mortgage-backed and related securities	147,504	147,702	133,173	116,765	116,452
Other securities	5,810	5,773	3,542	3,184	3,114
Total securities	$557,646	$574,022	$564,930	$510,959	$537,317

ANALYSIS OF DEPOSITS
Deposit mix:
Noninterest-bearing demand deposits	$777,150	$797,415	$764,615	$615,764	$641,859
Interest-bearing demand deposits	1,486,047	1,369,226	1,298,781	918,036	916,455
Time deposits	458,170	439,169	420,470	337,584	331,786
Brokered deposits	84,564	63,451	111,047	102,210	99,473
Total deposits	$2,805,931	$2,669,261	$2,594,913	$1,973,594	$1,989,573

ANALYSIS OF BORROWINGS
Borrowings mix:
Term FHLB advances	$59,000	$63,000	$83,343	$78,000	$80,000
Overnight FHLB advances (1)	47,550	74,500	55,300	118,900	70,500
Wholesale structured repurchase agreements	45,000	45,000	45,000	100,000	100,000
Customer repurchase agreements	7,170	8,132	8,265	21,441	52,153
Federal funds purchased	12,300	31,840	51,750	30,120	11,870
Junior subordinated debentures	33,514	33,480	33,446	33,413	33,378
Other borrowings	27,000	35,000	35,000	-	-
Total borrowings	$231,534	$290,952	$312,104	$381,874	$347,901

(1) At the most recent quarter-end, the weighted-average rate of these overnight borrowings was 1.05%.

	For the Quarter Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2017	2016	2016	2016	2016

	(dollars in thousands, except per share data)

INCOME STATEMENT
Interest income	$31,345	$32,236	$26,817	$23,913	$23,502
Interest expense	3,676	2,956	3,186	2,904	2,905
Net interest income	27,669	29,280	23,631	21,009	20,597
Provision for loan/lease losses	2,105	2,599	1,608	1,198	2,073
Net interest income after provision for loan/lease losses	$25,564	$26,681	$22,023	$19,811	$18,524

Trust department fees	$1,740	$1,558	$1,519	$1,512	$1,576
Investment advisory and management fees	962	876	766	693	658
Deposit service fees	1,316	1,411	1,151	947	931
Gain on sales of residential real estate loans	96	142	144	84	60
Gain on sales of government guaranteed portions of loans	951	458	219	1,604	879
Swap fee income	114	350	334	168	857
Securities gains, net	-	(36)	4,252	18	358
Earnings on bank-owned life insurance	470	447	450	480	394
Debit card fees	703	688	475	344	308
Correspondent banking fees	245	249	254	245	302
Other	687	886	859	667	499
Total noninterest income	$7,284	$7,029	$10,423	$6,762	$6,822

Salaries and employee benefits	$13,307	$13,396	$11,202	$10,917	$10,801
Occupancy and equipment expense	2,502	2,630	2,086	1,885	1,827
Professional and data processing fees	2,083	2,192	1,931	1,542	1,447
Acquisition costs	-	40	2,046	355	-
FDIC insurance, other insurance and regulatory fees	621	683	583	650	634
Loan/lease expense	294	242	103	154	163
Net cost of operation of other real estate	14	78	133	278	102
Advertising and marketing	609	760	548	433	386
Bank service charges	424	446	415	415	416
Losses on debt extinguishment, net	-	357	4,137	-	83
Correspondent banking expense	198	186	206	182	177
Other	1,221	1,298	1,090	933	918
Total noninterest expense	$21,273	$22,308	$24,480	$17,744	$16,954

Net income before taxes	$11,575	$11,402	$7,966	$8,829	$8,392
Income tax expense	2,390	2,873	1,858	2,153	2,019
Net income	$9,185	$8,529	$6,108	$6,676	$6,373

Basic EPS	$0.70	$0.65	$0.47	$0.54	$0.54
Diluted EPS	$0.68	$0.64	$0.46	$0.53	$0.53

Weighted average common shares outstanding	13,133,382	13,087,592	13,066,777	12,335,077	11,793,620
Weighted average common and common equivalent shares outstanding	13,488,417	13,323,883	13,269,703	12,516,474	11,953,949

	For the Quarter Ended
	March 31	December 31,	September 30,	June 30,	March 31,
	2017	2016	2016	2016	2016

	(dollars in thousands, except per share data)

COMMON SHARE DATA
Common shares outstanding	13,161,219	13,106,845	13,075,307	13,057,368	11,814,911
Book value per common share (1)	$22.48	$21.82	$21.48	$21.07	$19.90
Tangible book value per common share (2)	$20.94	$20.11	$19.74	$20.72	$19.51
Closing stock price	$42.35	$43.30	$31.74	$27.19	$23.79
Market capitalization	$557,378	$567,526	$415,010	$355,030	$281,077
Market price / book value	188.41%	198.41%	147.77%	129.05%	119.53%
Market price / tangible book value	202.26%	215.36%	160.79%	131.24%	121.94%
Earnings per common share (basic) LTM (3)	$2.36	$2.20	$2.13	$2.21	$1.62
Price earnings ratio LTM (3)	17.94 x	19.68 x	14.90 x	12.30 x	14.69 x
TCE / TA (4)	8.20%	8.04%	7.92%	10.10%	8.74%

CONDENSED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
Beginning balance	$286,041	$280,857	$275,117	$235,143	$225,886
Net income	9,185	8,529	6,108	6,676	6,373
Other comprehensive income (loss), net of tax	411	(3,681)	(361)	1,181	2,525
Common stock cash dividends declared	(657)	(523)	(521)	(521)	(471)
Proceeds from issuance of 1,215,000 shares of common stock, net of costs	-	-	-	29,829	-
Other (5)	860	859	514	2,809	830
Ending balance	$295,840	$286,041	$280,857	$275,117	$235,143

REGULATORY CAPITAL RATIOS (6):
Total risk-based capital ratio	11.65%	11.56%	11.30%	14.29%	12.68%
Tier 1 risk-based capital ratio	10.53%	10.46%	10.29%	13.04%	11.45%
Tier 1 leverage capital ratio	9.40%	9.10%	10.09%	11.18%	9.85%
Common equity tier 1 ratio	9.45%	9.41%	9.22%	11.72%	10.11%

KEY PERFORMANCE RATIOS AND OTHER METRICS
Return on average assets (annualized)	1.12%	1.04%	0.85%	1.01%	0.98%
Return on average total equity (annualized)	12.63%	12.04%	8.78%	10.46%	11.02%
Net interest margin	3.65%	3.80%	3.48%	3.40%	3.37%
Net interest margin (TEY) (Non-GAAP)(7)	3.90%	4.02%	3.71%	3.62%	3.59%
Efficiency ratio (Non-GAAP) (8)	60.86%	61.44%	71.89%	63.89%	61.83%
Gross loans and leases / total assets	72.04%	72.85%	71.95%	71.65%	70.96%
Effective tax rate	20.65%	25.20%	23.32%	24.39%	24.06%
Full-time equivalent employees (9)	561	572	572	410	406

AVERAGE BALANCES
Assets	$3,274,713	$3,277,814	$2,865,947	$2,640,678	$2,602,350
Loans/leases	2,398,387	2,358,960	2,077,376	1,899,932	1,833,950
Deposits	2,692,009	2,717,923	2,243,397	2,033,116	1,980,056
Total stockholders' equity	290,906	283,292	278,369	255,391	231,247

(1) Includes accumulated other comprehensive income (loss).
(2) Includes accumulated other comprehensive income (loss) and excludes intangible assets.
(3) LTM : Last twelve months.
(4) TCE / TCA : tangible common equity / total tangible assets. See GAAP to non-GAAP reconciliations.
(5) Mainly common stock issued for options exercised and the employee stock purchase plan, as well as stock-based compensation.
(6) Ratios for the current quarter are subject to change upon final calculation for regulatory filings due after earnings release.
(7) TEY : Tax equivalent yield. See GAAP to Non-GAAP reconciliations.
(8) See GAAP to Non-GAAP reconciliations.
(9) Full-time equivalent employees increased in the third quarter of 2016 due to the acquisition of CSB.

ANALYSIS OF NET INTEREST INCOME AND MARGIN

	For the Quarter Ended
	March 31, 2017			December 31, 2016			March 31, 2016
	Average Balance	Interest Earned or Paid	Average Yield or Cost	Average Balance	Interest Earned or Paid	Average Yield or Cost	Average Balance	Interest Earned or Paid	Average Yield or Cost

	(dollars in thousands)

Fed funds sold	$11,092	$15	0.55%	$11,475	$9	0.31%	$17,232	$13	0.30%
Interest-bearing deposits at financial institutions	92,551	199	0.87%	123,838	167	0.54%	40,635	60	0.59%
Securities (1)	560,455	5,158	3.73%	562,164	4,970	3.52%	550,371	4,685	3.42%
Restricted investment securities	13,871	130	3.80%	12,785	126	3.91%	14,140	131	3.73%
Loans (1)	2,398,387	27,793	4.70%	2,358,960	28,691	4.84%	1,833,950	19,955	4.38%
Total earning assets (1)	$3,076,356	$33,295	4.39%	$3,069,122	$33,963	4.40%	$2,456,328	$24,844	4.07%

Interest-bearing deposits	$1,407,645	$1,140	0.33%	$1,387,319	$928	0.27%	$925,246	$615	0.27%
Time deposits	511,119	1,093	0.87%	496,855	984	0.79%	399,604	675	0.68%
Short-term borrowings	25,188	24	0.39%	36,728	20	0.22%	86,539	43	0.20%
Federal Home Loan Bank advances (4)	114,356	403	1.43%	83,231	6	0.03%	128,436	442	1.38%
Junior subordinated debentures	33,497	333	4.03%	33,463	325	3.86%	34,650	305	3.54%
Other borrowings	74,761	683	3.71%	73,816	693	3.73%	101,738	825	3.26%
Total interest-bearing liabilities	$2,166,566	$3,676	0.69%	$2,111,412	$2,956	0.56%	$1,676,213	$2,905	0.70%

Net interest income / spread (1)		$29,619	3.70%		$31,007	3.84%		$21,939	3.37%
Net interest margin (2)			3.65%			3.80%			3.37%
Net interest margin (TEY) (Non-GAAP) (1) (2) (3)			3.90%			4.02%			3.59%

(1) Includes nontaxable securities and loans. Interest earned and yields on nontaxable securities and loans are determined on a tax equivalent basis using a 35% tax rate for each period presented.
(2) See "Select Financial Data - Subsidiaries" for a breakdown of amortization/accretion included in net interest margin for each period presented.
(3) TEY : Tax equivalent yield. See GAAP to Non-GAAP reconciliations.
(4) Average cost of Federal Home Loan Bank advances for the quarter and year ending December 31, 2016 was affected by the acceleration of the premium on advances recognized at the acquisition of CSB. $342 thousand was accelerated due to the prepayment of $15.0 million of advances in the fourth quarter of 2016.

	As of
	March 31,	December 31,	September 30,	June 30,	March 31,
	2017	2016	2016	2016	2016

	(dollars in thousands, except per share data)

ROLLFORWARD OF ALLOWANCE FOR LOAN/LEASE LOSSES
Beginning balance	$30,757	$28,827	$28,097	$27,395	$26,141
Provision charged to expense	2,105	2,599	1,608	1,198	2,073
Loans/leases charged off	(893)	(755)	(987)	(634)	(868)
Recoveries on loans/leases previously charged off	90	86	109	138	49
Ending balance	$32,059	$30,757	$28,827	$28,097	$27,395

NONPERFORMING ASSETS
Nonaccrual loans/leases	$14,205	$13,919	$14,371	$10,737	$10,772
Accruing loans/leases past due 90 days or more	955	967	392	86	47
Troubled debt restructures - accruing	6,229	6,347	1,825	1,753	1,157
Total nonperforming loans/leases	21,389	21,233	16,588	12,576	11,976
Other real estate owned	5,625	5,523	5,808	6,179	6,680
Other repossessed assets	285	202	353	154	46
Total nonperforming assets	$27,299	$26,958	$22,749	$18,909	$18,702

ASSET QUALITY RATIOS
Nonperforming assets / total assets	0.81%	0.82%	0.69%	0.70%	0.71%
Allowance / total loans/leases (1)	1.32%	1.28%	1.22%	1.46%	1.46%
Allowance / nonperforming loans/leases (1)	149.89%	144.85%	173.78%	223.42%	228.75%
Net charge-offs as a % of average loans/leases	0.03%	0.03%	0.04%	0.03%	0.04%

(1) Upon acquisition and per GAAP, acquired loans are recorded at market value, which eliminated the allowance and impacts these ratios.

		For the Quarter Ended
		March 31,	December 31,	March 31,
	SELECT FINANCIAL DATA - SUBSIDIARIES	2017	2016	2016

		(dollars in thousands)

	TOTAL ASSETS

	Quad City Bank and Trust (1)	$1,442,952	$1,395,785	$1,361,607
	m2 Lease Funds, LLC	210,062	213,159	205,777
	Cedar Rapids Bank and Trust	929,111	913,056	885,858
	Community State Bank	608,431	600,076	N/A
	Rockford Bank and Trust	398,455	391,155	367,032

	TOTAL DEPOSITS

	Quad City Bank and Trust (1)	$1,261,075	$1,125,932	$1,029,298
	Cedar Rapids Bank and Trust	733,227	747,785	686,548
	Community State Bank	527,171	513,588	N/A
	Rockford Bank and Trust	312,817	311,556	278,129

	TOTAL LOANS & LEASES

	Quad City Bank and Trust (1)	$1,015,241	$1,010,443	$950,978
	m2 Lease Funds, LLC	208,459	211,045	205,214
	Cedar Rapids Bank and Trust	673,431	652,212	628,580
	Community State Bank	427,365	429,511	N/A
	Rockford Bank and Trust	319,813	313,321	294,266

	TOTAL LOANS & LEASES / TOTAL ASSETS

	Quad City Bank and Trust (1)	70%	72%	70%
	Cedar Rapids Bank and Trust	72%	71%	71%
	Community State Bank	70%	72%	N/A
	Rockford Bank and Trust	80%	80%	80%

	ALLOWANCE AS A PERCENTAGE OF LOANS/LEASES

	Quad City Bank and Trust (1)	1.34%	1.33%	1.31%
	m2 Lease Funds, LLC	1.72%	1.78%	1.80%
	Cedar Rapids Bank and Trust	1.66%	1.67%	1.66%
	Community State Bank (2)	0.53%	0.34%	N/A
	Rockford Bank and Trust	1.58%	1.57%	1.51%

	RETURN ON AVERAGE ASSETS

	Quad City Bank and Trust (1)	1.22%	1.17%	0.95%
	Cedar Rapids Bank and Trust	1.33%	1.34%	1.39%
	Community State Bank (3)	1.30%	1.33%	N/A
	Rockford Bank and Trust	0.86%	0.90%	0.66%

	NET INTEREST MARGIN PERCENTAGE (4)

	Quad City Bank and Trust (1)	3.71%	3.71%	3.60%
	Cedar Rapids Bank and Trust	3.75%	3.90%	3.75%
	Community State Bank (5)	5.37%	6.00%	N/A
	Rockford Bank and Trust	3.43%	3.35%	3.54%

	ACQUISITION-RELATED AMORTIZATION/ACCRETION INCLUDED IN NET
	INTEREST MARGIN, NET

	Cedar Rapids Bank and Trust	$9	$313	$79
	Community State Bank	1,945	2,681	N/A
	QCR Holdings, Inc. (6)	(33)	(34)	(34)

(1)	Quad City Bank and Trust figures include m2 Lease Funds, LLC, as this entity is wholly-owned and consolidated with the Bank. m2 Lease Funds, LLC
	is also presented separately for certain (applicable) measurements.
(2)	Upon acquisition and per GAAP, acquired loans are recorded at market value, which eliminated the allowance and impacts this ratio.
(3)	Community State Bank's return on average assets includes acquisition costs and various purchase accounting adjustments.
(4)	Includes nontaxable securities and loans. Interest earned and yields on nontaxable securities and loans are determined on a tax equivalent basis using
	a 35% tax rate for each period presented.
(5)	Community State Bank's net interest margin percentage includes various purchase accounting adjustments. Excluding those adjustments, net interest
	margin would have been 3.92% and 3.99% for the quarters ended March 31, 2017 and December 31, 2016, respectively.
(6)	Relates to the trust preferred securities acquired as part of the Community National Bank acquisition in 2013.

	As of
	March 31,	December 31,	September 30,	June 30,	March 31,
GAAP TO NON-GAAP RECONCILIATIONS	2017	2016	2016	2016	2016

	(dollars in thousands, except per share data)
TANGIBLE COMMON EQUITY TO TANGIBLE ASSETS RATIO (1)

Stockholders' equity (GAAP)	$295,840	$286,041	$280,857	$275,117	$235,143
Less: Intangible assets	20,261	22,522	22,755	4,595	4,645
Tangible common equity (non-GAAP)	$275,579	$263,519	$258,102	$270,522	$230,498

Total assets (GAAP)	$3,381,013	$3,301,944	$3,280,986	$2,683,434	$2,640,673
Less: Intangible assets	20,261	22,522	22,755	4,595	4,645
Tangible assets (non-GAAP)	$3,360,752	$3,279,422	$3,258,231	$2,678,839	$2,636,028

Tangible common equity to tangible assets ratio (non-GAAP)	8.20%	8.04%	7.92%	10.10%	8.74%

	For the Quarter Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
CORE NET INCOME (2)	2017	2016	2016	2016	2016

Net income (GAAP)	$9,185	$8,529	$6,108	$6,676	$6,373

Less nonrecurring items (post-tax) (3):
Income:
Securities gains, net	$-	$(23)	$2,764	$12	$233
Total nonrecurring income (non-GAAP)	$-	$(23)	$2,764	$12	$233

Expense:
Losses on debt extinguishment, net	$-	$232	$2,689	$-	$54
Acquisition costs (4)	-	26	1,506	231	-
Total nonrecurring expense (non-GAAP)	$-	$258	$4,195	$231	$54

Core net income attributable to QCR Holdings, Inc. common stockholders (non-GAAP) (2)	$9,185	$8,810	$7,539	$6,895	$6,194

CORE EARNINGS PER COMMON SHARE (2)

Core net income attributable to QCR Holdings, Inc. common stockholders (non-GAAP) (from above)	$9,185	$8,810	$7,539	$6,895	$6,194

Weighted average common shares outstanding	13,133,382	13,087,592	13,066,777	12,335,077	11,793,620
Weighted average common and common equivalent shares outstanding	13,488,417	13,323,883	13,269,703	12,516,474	11,953,949

Core earnings per common share (non-GAAP):
Basic	$0.70	$0.67	$0.58	$0.56	$0.53
Diluted	$0.68	$0.66	$0.57	$0.55	$0.52

CORE RETURN ON AVERAGE ASSETS (2)

Core net income attributable to QCR Holdings, Inc. common stockholders (non-GAAP) (from above)	$9,185	$8,810	$7,539	$6,895	$6,194

Average Assets	$3,274,713	$3,277,814	$2,865,947	$2,640,678	$2,602,350

Core return on average assets (annualized) (non-GAAP)	1.12%	1.08%	1.05%	1.04%	0.95%

NET INTEREST MARGIN (TEY) (5)

Net interest income (GAAP)	$27,669	$29,280	$23,631	$21,009	$20,597

Plus: Tax equivalent adjustment (6)	1,950	1,727	1,587	1,364	1,342

Net interest income - tax equivalent (Non-GAAP)	$29,619	$31,007	$25,218	$22,373	$21,939

Average earning assets	$3,076,356	$3,069,122	$2,703,162	$2,484,721	$2,456,328

Net interest margin (GAAP)	3.65%	3.80%	3.48%	3.40%	3.37%
Net interest margin (TEY) (Non-GAAP)	3.90%	4.02%	3.71%	3.62%	3.59%

EFFICIENCY RATIO (7)

Noninterest expense (GAAP)	$21,273	$22,308	$24,480	$17,744	$16,954

Net interest income (GAAP)	$27,669	$29,280	$23,631	$21,009	$20,597
Noninterest income (GAAP)	7,284	7,029	10,423	6,762	6,822
Total income	$34,953	$36,309	$34,054	$27,771	$27,419

Efficiency ratio (noninterest expense/total income) (Non-GAAP)	60.86%	61.44%	71.89%	63.89%	61.83%

(1) This ratio is a non-GAAP financial measure. The Company's management believes that this measurement is important to many investors in the marketplace who are interested in changes period-to-period in common equity. In compliance with applicable rules of the SEC, this non-GAAP measure is reconciled to stockholders' equity and total assets, which are the most directly comparable
GAAP financial measures.
(2) Core net income, core net income attributable to QCR Holdings, Inc. common stockholders, core earnings per common share and core return on average assets are non-GAAP financial measures. The
Company's management believes that these measurements are important to investors as they exclude non-recurring income and expense items, therefore, they provide a more realistic run-rate for future periods. In compliance with applicable rules of the SEC, this non-GAAP measure is reconciled to net income, which is the most directly comparable GAAP financial measure.
(3) Nonrecurring items (post-tax) are calculated using an estimated effective tax rate of 35%.
(4) Acquisition costs were analyzed individually for deductibility. Presented amounts are tax-effected accordingly.
(5) Net interest margin (TEY) is a non-GAAP financial measure. The Company's management utilizes this measurement to take into account the tax benefit associated with certain loans and securities. It is also standard industry practice to measure net interest margin using tax-equivalent measures. In compliance with applicable rules of the SEC, this non-GAAP measure is reconciled to net interest income, which is the most directly comparable GAAP financial measure.
(6) Interest earned and yields on nontaxable securities and loans are determined on a tax equivalent basis using a 35% tax rate for each period presented.
(7) Efficiency ratio is a non-GAAP measure. The Company's management utilizes this ratio to compare to industry peers. The ratio is used to calculate overhead as a percentage of revenue. In compliance with the applicable rules of the SEC, this non-GAAP measure is reconciled to noninterest expense, net interest income and noninterest income, which are the most directly comparable GAAP financial measures.

Contact:
Todd A. Gipple
Executive Vice President
Chief Operating Officer
Chief Financial Officer
(309) 743-7745